UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2005

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26130 (Commission File Number)	77-0432030 (I.R.S. Employer Identification Number)

3 West Plumeria Drive
San Jose, CA 95134
(408) 570-9700
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities; and 7.01. Regulation FD Disclosure.

On January 6, 2005, Selectica, Inc. (the “Company”) announced that it has implemented an organizational restructuring that includes the elimination of approximately 43 positions, which represents approximately 13% of the Company’s workforce. Most of the positions eliminated were based in the Company’s San Jose headquarters. The restructuring is expected to reduce Selectica’s expense levels by approximately $4.7 million annually and bring the Company’s breakeven level down to about $10.5 million per quarter. As a result, the Company expects to record a one time restructuring charge related to severance of approximately $1 million in the quarter ending March 31, 2005 and anticipates the restructuring to be completed by May 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  SELECTICA, INC.

Date: January 7, 2005	By:	/s/ Vincent Ostrosky
Vincent Ostrosky
Chairman, President and Chief Executive
Officer

Date: January 7, 2005	By:	/s/ Stephen Bennion
Stephen Bennion
Executive Vice President and Chief
Financial Officer